Exhibit 32.1
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Blount International, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joshua L. Collins, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(i) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(ii) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the report.
A signed original of this written statement required by Section 906 has been provided to Blount International, Inc. and will be retained by Blount International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
Date: March 15, 2016

/s/ Joshua L. Collins
Joshua L. Collins
Chairman and
Chief Executive Officer
(Principal Executive Officer)